EXHIBIT 10.13

DATED 7 March 2006

EALING STUDIOS OPERATIONS LIMITED (1)

- and -

COVALENT GROUP LIMITED (2)

LEASE

of

Unit 2A Walpole Court

Ealing, London W5

Term: 3 years

Initial rent: £26,500 p.a. exclusive

HUNTER PEDDELL PROPERTY LAW

Albany House

Claremont Lane

Esher

Surrey KT10 9DA

Tel: 01372 477900

Fax: 01372 479829

Ref: IH

CONTENTS

		Page
1	DEFINITIONS	4

2	INTERPRETATION	6

3	DEMISE	7

4	INTRODUCTION	7

5	RENT	7

6	OUTGOINGS	7

7	REPAIR AND DECORATION	7

8	ALTERATIONS	8

9	SIGNS	9

10	USER	9

11	ALIENATION	9

12	LEGAL OBLIGATIONS	12

13	PLANNING	13

14	DEFECTIVE PREMISES	13

15	ENCROACHMENTS	14

16	LANDLORD’S RIGHTS	14

17	COSTS	15

18	INTEREST	15

19	INDEMNITY	15

20	YIELDING UP	15

21	QUIET ENJOYMENT	16

22	REPAIR	16

23	INSURANCE	16

24	RECOVERY OF MONEY	16

25	USER	16

26	EASEMENTS	16

27	EXERCISE OF RIGHTS OF ENTRY	17

28	LIABILITY	17

29	COMPENSATION	17

30	NOTICES	17

31	RIGHT OF RE- ENTRY	18

32	INSOLVENCY	18

33	GUARANTOR’S OBLIGATIONS	19

34	CERTIFICATION	20

35	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	20

36	BREAK CLAUSE	20

37	EXCLUSION OF LANDLORD AND TENANT ACT 1954	21

38	LAND REGISTRATION ACT 2002	21

39	DELIVERY	21

SCHEDULE 1 - RIGHTS		22

SCHEDULE 2 - EXCEPTIONS AND RESERVATIONS		23

SCHEDULE 3 - INCUMBRANCES		24

SCHEDULE 4 - REGULATIONS		25

SCHEDULE 5 - SERVICES		25

THIS LEASE is made the 7th day of March 2006

BETWEEN:

(1)	EALING STUDIOS OPERATIONS LIMITED (Company Number 3902482) whose registered office is at Ealing Studios, Ealing Green, Ealing, London W5 5EP and any person for the time being entitled to the reversion immediately expectant on the End of the Term (“the Landlord”)

(2)	COVALENT GROUP LIMITED (Company Number 04117828) whose registered office is at 9 Frederick Sanger Road, Surrey Research Park, Guildford, Surrey GU2 7YD and any person in whom the Term is from time to time vested (“the Tenant”)

PART ONE: DEFINITIONS AND INTERPRETATION

1	DEFINITIONS

Where in this deed the following words in bold type commence with capital letters they have the following meanings unless the context otherwise requires:-

Authority means any statutory, public, local or other competent authority or a court of competent jurisdiction

Break Date means either 1 May 2007 or 1 November 2008

Building means the land and building together known as Walpole Court, Ealing, London W5 for identification shown edged red on Plan A

Clause means a clause of this deed

Common Parts means such entrances, passages, staircases, circulation areas, lifts, service roads, service yards, loading bays, forecourts, lavatories and other areas from time to time provided for the common use of tenants, occupiers, visitors or any of them

Conduit means any pipe, drain, culvert, sewer, flue, duct, gutter, wire, cable, optic fibre, conduit, channel and other medium for the passage or transmission of water, soil, gas, air, smoke, electricity, light, information or other matter and all ancillary equipment or structures

End of the Term means the determination of the Term by expiry, forfeiture, notice, surrender or otherwise

Facilities means such systems and facilities as may from time to time be provided for the amenity of the Building such as security and surveillance systems; fire alarms and prevention equipment, sprinklers, heating, ventilation and air conditioning plant; public address and other communication facilities

Insurance Rent means £530 a year

Interest means interest at the Interest Rate (both before and after any judgement) calculated on a daily basis from the date on which interest becomes chargeable on any payment pursuant to any provision of the Lease to the date upon which such payment is made, such interest to be compounded with rests at the usual quarter days

Interest Rate means 4% pa above the base lending rate from time to time of the Royal Bank of Scotland (or of such other bank as the Landlord may give notice from time to time)

Lease means this lease as from time to time varied or supplemented whether by deed, licence or otherwise

Legal Obligation means any obligation relating to the Premises or their occupation or use imposed by any present or future statute or any statutory instrument, EC directive with direct effect, mandatory code of practice, regulation, order, notice, direction or requirement of any Authority, irrespective of the person on whom such obligation is imposed

Party means the Landlord or the Tenant or the Guarantor (if any)

Permitted User means any use within class B1 of the schedule to the Town & Country Planning (Use Classes) Order 1987 (to which Clause 2.6 shall not apply)

Plans mean the plans annexed to this deed

Planning Acts means the Town and Country Planning Act 1990 and all other statutes containing provisions relating to town and country planning when from time to time in force and all other statutes, statutory instruments, regulations and orders included by virtue of Clause 2.6

Premises means Unit 2A Walpole Court, Ealing, London shown for the purposes of identification only edged red on Plan B and all and any part of such property and any additions thereto including:-

(a)	the internal finishes of the walls and of the floor and ceiling slabs dividing the Unit from other parts of the Building but not those walls or slabs themselves and ceilings and floorboards but not other load bearing members of the floor

(b)	internal walls which are not load bearing

(c)	the internal finishes of any load bearing walls, columns, or floor or ceiling slabs within the Unit but not those walls, columns or slabs themselves

(d)	the doors, door frames, windows and window frames of the Unit

(e)	Conduits and Facilities to the extent that they are within and exclusively serve the Unit (but no other Conduits or Facilities)

(f)	Fixtures and fittings at the Unit wherever fixed except those fixed by the Tenant which are generally regarded as tenant’s or trade fixtures

But for the avoidance of doubt no areas outside the boundaries of the walls, the floor and the ceiling containing the Unit are included in the Premises (without prejudice to any rights expressly granted to the Tenant)

Regulations means the regulations set out in Schedule 4 and any others from time to time published by the Landlord in addition to or in substitution for those regulations in the interests of good estate management

Rent means £26,500 a year

Rent Commencement Date means 1 February 2006

Retained Property means all parts of the Building which are not from time to time Units including (without prejudice to the generality of the foregoing)

(a)	the Common Parts

(b)	office and other accommodation for staff managing the Building

(c)	plant rooms

(d)	storage areas

(e)	Conduits and Facilities within or serving the Building except those within and exclusively serving a Unit

(f)	all parts of the structure, walls, foundations and roofs of the Building that are not included in the Premises nor would be included in the premises demised by leases of all other Units if they were let on the same basis as the Premises

Schedule means a schedule to this deed

Service Rent means £2650 a year

Services means the services described in schedule 5 to this Lease

Term means 3 years commencing on 1 December 2005 and expiring on 30 November 2008

Unit means an individual unit of accommodation in the Building that is let or otherwise exclusively occupied or designed or intended for letting or exclusive occupation otherwise than in connection with the provision of Services

VAT means Value Added Tax or other tax of a similar nature (and unless otherwise expressly stated all references to Rent or other monies payable by the Tenant are exclusive of any VAT charged or chargeable thereon)

2	INTERPRETATION

The provisions of the Lease shall unless the context otherwise requires be construed as follows:-

2.1	Obligations and liabilities of a party comprising more than one person are obligations and liabilities of such persons jointly and severally

2.2	Words importing one gender include all other genders

2.3	The singular includes the plural and vice versa

2.4	A covenant by the Tenant not to do something shall be construed as including a covenant not to permit or knowingly to suffer it to be done by a third party

2.5	A consent or approval to be given by the Landlord is not effective for the purposes of the Lease unless it is in writing and signed by or on behalf of the Landlord

2.6	Reference to a statute includes any amendment, modification, extension, consolidation or re-enactment of it and any statutory instrument, regulation or order made under it which is for the time being in force

2.7	Headings to Clauses, Schedules or parts of the Lease do not affect the interpretation or construction of the Lease

PART TWO: DEMISE

3	DEMISE

The Landlord demises the Premises to the Tenant:-

3.1	together with the rights set out in Schedule 1

3.2	except and reserving to the Landlord as set out in Schedule 2

3.3	to hold the same to the Tenant for the Term

3.4	subject to all rights, easements, quasi-easements, restrictions, covenants and liabilities affecting the Premises including without prejudice to the generality of the foregoing those described in Schedule 3

3.5	yielding and paying to the Landlord (all of which shall be reserved as rents)the Rent the Insurance Rent and the Service Rent without any deduction by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year the first payment of the Rent to be made on the Rent Commencement Date and the first payment of the Insurance Rent and the Services Rent to be made on completion of this Lease

PART THREE: TENANT’S COVENANTS

4	INTRODUCTION

The Tenant covenants with the Landlord as set out in this part of the Lease

5	RENT

The Tenant shall pay the Rent as provided in part two of the Lease without deduction or set-off

6	OUTGOINGS

6.1	The Tenant shall pay and indemnify the Landlord against all rates, taxes, assessments, impositions, duties, charges and outgoings now or at any time during the Term payable by the owner or occupier of or otherwise due in respect of the Premises (except any tax assessed on the Landlord or any superior landlord in respect of its ownership of, rental income from or any dealing with its reversionary interest)

6.2	The Tenant shall pay by way of further rent and keep the Landlord indemnified against all VAT which may from time to time be charged on the Rent or on any other monies payable by the Tenant under the Lease

6.3	The Tenant shall pay and indemnify the Landlord against all charges for electricity, gas and other services at the Premises

7	REPAIR AND DECORATION

The Tenant shall:-

7.1	Keep the Premises at all times in good and substantial repair and condition

7.2	Keep all Facilities comprised within the Premises and which exclusively serve the Premises in good working order

7.3	Clean the Premises regularly and maintain them at all times in a clean and tidy condition

7.4	Clean all windows regularly and at least once a month

7.5	Decorate and keep the Premises decorated to a reasonable standard

7.6	Within three months (or sooner in emergency) of receipt of notice from the Landlord of any breach of this Clause carry out the repair, cleaning or decoration required to remedy the breach and if the Tenant fails diligently to comply with such notice and the Landlord enters the Premises to carry out such work the Tenant shall upon demand pay to the Landlord as a debt all costs which the Landlord lawfully and properly so incurs

8	ALTERATIONS

8.1	The Tenant shall not:

(a)	alter or interfere with any part of the Building which is not comprised in the Premises or expressly authorised by Schedule 1

(b)	make any addition or alteration to the Premises unless permitted by this Clause

8.2	The Landlord will not unreasonably withhold consent for the carrying out of an Internal Alteration in a manner consistent with the Regulations and the other provisions of the Lease

8.3	Internal Alteration means:-

(a)	an alteration to the interior of the Premises which does not affect any load bearing part of the Building

(b)	the installation of or an alteration to a Conduit or Facility forming part of the Premises

8.4	The Landlord may before giving consent require:-

(a)	the submission to the Landlord of drawings and specifications (in triplicate) showing the proposed Internal Alteration

(b)	the execution of such licence to carry out the Internal Alteration as the Landlord may reasonably require

8.5	The Tenant may without the consent of the Landlord install internal demountable partitioning if:-

(a)	it does not interfere with the operation of the Facilities

(b)	it does not impose any requirement for new or additional means of escape in case of fire

8.6	Any such partitioning installed by the Tenant shall be and remain a tenant’s fixture for all purposes of the Lease

9	SIGNS

The Tenant shall not:-

9.1	fix anything outside the Premises nor to the exterior or interior of any doors or windows, unless permitted by this Clause

9.2	display any flashing or moving sign which is visible from outside the Premises

9.3	display any notice, sign, poster or advertisement which is visible from outside the Premises except to indicate the name and business of the Tenant in a manner first approved by the Landlord (such approval not be unreasonably withheld)

10	USER

10.1	The Tenant shall not use the Premises otherwise than for the Permitted User

10.2	The Tenant shall not use the Premises in a manner which may be or become or cause a nuisance, annoyance, disturbance, inconvenience, injury or damage to the Landlord or any other person

10.3	The Tenant shall not reside or sleep on the Premises, nor use them for any sale by auction or for any dangerous, noisy or offensive purpose or for any illegal or immoral activity

10.4	The Tenant shall not overload the structure of the Building

10.5	The Tenant shall not make use of Conduits beyond their capacity nor in a manner which may block or damage them and in particular will not stop up or obstruct or permit oil, grease or other deleterious matter or substance to enter any drain or sewer

10.6	The Tenant shall comply with the Regulations

11	ALIENATION

11.1	Unless otherwise permitted under this Clause the Tenant shall not:-

(a)	hold the Premises expressly or impliedly on trust for another person

(b)	part with possession of the Premises

(c)	share possession of the premises with another person

(d)	allow anyone other than the Tenant any lawful subtenant or their respective officers and employees to occupy the Premises

Assignment

11.2	The Tenant shall not assign a part (as distinct from the whole) of the Premises

11.3	The Tenant shall not assign the whole of the Premises without prior consent of the Landlord (which will not be unreasonably withheld)

11.4	It is agreed that for the purposes of Section 19 (1A) of the Landlord and Tenant Act 1927 the Landlord may withhold its consent to an assignment if any of the following circumstances exist:-

(a)	there is a substantial breach of a covenant in the Lease by the Tenant

(b)	the proposed assignee is a member of the same group of companies (as defined by Section 42 of the Landlord and Tenant Act 1954) as the Tenant

(c)	in the reasonable opinion of the Landlord the proposed assignment will have a materially detrimental effect on the value of the Landlord’s reversionary interest in the Building

11.5	It is agreed that for the purposes of Section 19 (1A) of the Landlord and Tenant Act 1927 the Landlord may grant consent subject to any of the conditions set out below:-

(a)	the proposed assignee has if reasonably required by the Landlord procured a covenant by deed with the Landlord from individuals who are or a company which is reasonably acceptable to the Landlord as surety for the assignee

(b)	the proposed assignee has if reasonably required by the Landlord deposited with the Landlord such sum as the Landlord reasonably requires as security for the performance by the assignee of its obligations under the Lease

(c)	the Tenant has first entered into an authorised guarantee agreement as defined in Section 16 of the Landlord and Tenant (Covenants) Act 1995

(d)	the Tenant has if reasonably required by the Landlord first procured that any surety for it under the Lease has entered into any such authorised guarantee agreement required under clause 11.5(c) in such terms as the Landlord shall reasonably require for the purpose of guaranteeing the performance by the Tenant of its obligations under the authorised guarantee agreement

11.6	It is agreed that the Landlord may withhold consent to an assignment of the whole of the premises on a ground which is not referred to in Clause 11.4 and that it may grant consent subject to a condition which is not specified in clause 11.5 subject in each case to such withholding of consent or imposition of a condition being reasonable

Charges

11.7	The Tenant shall not charge a part (as distinct from the whole) of the Premises

11.8	The Tenant may without consent charge the whole of the Premises to a bank or similar financial institution for the purpose only of borrowing money on the security of the Lease

Underlettings

11.9	The Tenant shall not underlet the whole or any part (other than whole floors) of the Premises:-

(a)	unless the proposed undertenant has first convenanted by deed with the Landlord in such form as the Landlord may reasonably require that with effect from the date of the underlease and during the term thereof the undertenant will observe and perform all the provisions of the underlease to be observed and performed by the undertenant

(b)	(where the proposed undertenant is a corporate body and the Landlord reasonably so requires) without first procuring a covenant by deed with the Landlord from two individuals who are a company which is acceptable to the Landlord as surety for the undertenant

(c)	except by way of a permitted underlease

(d)	without the prior written consent of the Landlord (which will not be unreasonably withheld)

11.10	A permitted underlease is an underlease which

(a)	is granted without any fine or premium

(b)	reserves a rent not less than the best rent which the Tenant ought reasonably to obtain in the open market upon the grant of such underlease;

(c)	incorporates provisions requiring the undertenant to obtain the Landlord’s consent (which shall not unreasonably be withheld) to any proposed assignment of the premises comprised in the underlease and requiring the proposed assignee to covenant by deed with the Landlord in such form as the Landlord may reasonably require that with effect from the date of the assignment of the premises comprised in the underlease and until such premises are further lawfully assigned the proposed assignee will observe and perform all the provisions of the underlease to be observed and performed by the undertenant

(d)	is (so far as is consistent with an underlease) in a form substantially the same as the Lease

(e)	is excluded from the operation of sections 24-28 of the Landlord and Tenant Act 1954

11.11	The Tenant shall enforce and shall not waive or vary, the provisions of an underlease

Associated Companies

11.12	The Tenant may share occupation of the Premises with a company which is a member of the same group (as defined by Section 42 of the Landlord and Tenant Act 1954):-

(a)	for so long as both the Tenant and that company remain members of the same group

(b)	provided that no tenancy is created

(c)	provided that within 21 days of such sharing the Landlord receives notice of the company sharing occupation and the address of its registered office

Notification

11.13	The Tenant shall upon request from time to time provide within one month all information which the Landlord may request under section 40 (1) (a) and (b) of the Landlord and Tenant Act 1954

11.14	The Tenant shall within 28 days of any assignment, charge or underlease of or of any other devolution of the Lease or of any interest deriving from the Lease give notice thereof to the Landlord’s solicitor, produce for registration the original or a certified copy of the document effecting or evidencing such devolution and pay such reasonable registration fee as the Landlord’s solicitor may require being not less than £30 (plus VAT)

12	LEGAL OBLIGATIONS

12.1	The Tenant shall observe and comply with all Legal Obligations

12.2	If the Tenant receives from an Authority formal notice of a Legal Obligation it shall forthwith produce a copy to the Landlord, and if such Legal Obligation is in the Landlord’s opinion contrary to the interests of the Landlord the Tenant shall at the joint cost of the Landlord and the Tenant make such objection or representation against it as the Landlord may require

12.3	Where a Legal Obligation requires the carrying out of works the Tenant shall so far as such Legal Obligation permits also comply with the provisions of the Lease in relation to such works

12.4	Without prejudice to the generality of this Clause, the Tenant shall in particular observe and comply with all Legal Obligations of any appropriate Authority relating to health, safety, means of escape in case of fire, and the protection and preservation of life and property, carrying out such works of modification and improvement to the Premises as may from time to time be required by such Legal Obligations (the Landlord however having the right (but no obligation) to carry out such works where the Legal Obligation affects both the Premises and other Units in which event the Tenant shall upon demand repay to the Landlord all costs and expenses reasonably so incurred by the Landlord which are attributable to the Premises)

12.5	The Tenant shall carry out any works to the Premises not only in accordance with all Legal Obligations but also with good quality materials, and in a good and workmanlike manner, and to the reasonable satisfaction of the Landlord

12.6	The Tenant shall not do or omit to do in relation to the Premises or their use or occupation anything by reason of which the Landlord may incur any liability whether for costs, a penalty, damages, compensation or otherwise

12.7	The Tenant shall not cause or permit a nuisance on or in relation to the Premises, and if a nuisance occurs shall forthwith take all necessary action to abate it

12.8	The Tenant shall perform and observe all covenants and other provisions contained or referred to in any documents listed in Schedule 3 insofar as they relate to or affect the Premises or their use or occupation

12.9	If the Tenant does not comply with a Legal Obligation, or does not abate a nuisance, the Landlord may do what it considers necessary to comply with the Legal Obligation or abate the nuisance and the Tenant shall upon demand pay to the Landlord all costs which the Landlord so incurs

13	PLANNING

13.1	The provisions of this Clause supplement the general obligations imposed by Clause 12

13.2	The Tenant shall not commit a breach of planning control (as defined in section 171A(1) of the Town and Country Planning Act 1990) in relation to the Premises

13.3	The Tenant shall observe and comply with the Planning Acts in relation to the Premises

13.4	The Tenant shall make no application for planning permission in relation to the Premises or the Building without the Landlord’s prior consent (such consent shall not be unreasonably withheld)

13.5	The Tenant shall supply to the Landlord promptly and without further request copies of all applications, notices, decisions and other formal communications under the Planning Acts which relate in any way to the Premises, and where such communications relate only to the Premises or to an application made by the Tenant then the Tenant shall at its own expense take such action to protect the Landlords interests as the Landlord may lawfully and properly require

13.6	The Tenant shall not implement a planning permission until the Landlord has given its consent (such consent not be to unreasonably withheld where planning permission is granted pursuant to an application approved by the Landlord) and if such planning permission is implemented the Tenant shall:-

(a)	comply with all conditions imposed by the planning permission and any related planning agreement

(b)	carry out all works before the End of the Term

14	DEFECTIVE PREMISES

The Tenant shall promptly give notice to the Landlord of any defect in the Premises in respect of which the Landlord may have a liability or duty of care under the Lease, the Defective Premises Act 1972 or any other Legal Obligation

15	ENCROACHMENTS

15.1	The Tenant shall not stop up, darken or obstruct any window or light at the Premises

15.2	The Tenant shall not permit and shall take all reasonable measures to prevent any new window, light, opening, doorway, pathway, Conduit or other encroachment or easement being made or acquired in, against, out of, or upon the Premises

16	LANDLORD’S RIGHTS

16.1	The Tenant shall permit the Landlord, any superior landlord and persons authorised by any of them to exercise any right excepted and reserved by Schedule 2 and in addition the right to enter the Premises at all reasonable times after not less than two days’ notice (except in emergency) with tools and equipment (if appropriate):-

(a)	to inspect the Premises to ascertain whether the Tenant is complying with the Lease, or to view their state and condition, or to make surveys, or to show the Premises to prospective tenants or purchasers, or for any other reasonable purpose

(b)	to execute works following the Tenant’s failure to comply with a notice served under Clause 7.6 (without prejudice to any other remedy available to the Landlord)

(c)	to abate a nuisance if the Tenant does not do so

(d)	to comply with a Legal Obligation if the Tenant does not do so

(e)	to take schedules or inventories

(f)	to inspect or execute works of repair, maintenance, decoration, construction, alteration, improvement or otherwise to the Building or other property (including those parts of the Retained Property within or bounding the Premises)

the person entering causing as little damage and disturbance as is reasonably practicable and making good as soon as practicable any physical damage to the Premises so caused

16.2	The Tenant shall permit the Landlord, any superior landlord and persons authorised by any of them to carry out any works of repair, construction, development, improvement, alteration or otherwise to, or use in any way, the Building (apart from the Premises) or any other property, and to erect scaffolding notwithstanding interference with the access of light or air to the Premises or temporary interference with any other right or easement, but so far as practicable pedestrian access to the Premises and supplies or water, gas and electricity and drainage (where applicable) will be maintained at all times during normal business hours

16.3	The Tenant shall permit the affixation to suitable parts of the Premises of reletting notices during the six months preceding the End of the Term and of notices relating to the disposal or acquisition of any reversionary interest at any time

16.4	Any entry by the Landlord under this Clause shall not constitute a forfeiture or repudiation of the Lease

17	COSTS

The Tenant shall pay, and indemnify the Landlord against, all liability, costs, fees, charges, disbursements and expenses lawfully and properly incurred and consequent upon:-

17.1	an application for the Landlord’s consent (whether or not the consent is given or the application is withdrawn)

17.2	a schedule of dilapidations during the Term or after the End of the Term

17.3	notice pursuant to a provision of the Lease or under sections 146 or 147 of the Law of Property Act 1925 and proceedings under those sections even if forfeiture is avoided otherwise than by relief granted by the court

17.4	the recovery of arrears of Rent or other sums payable under the Lease

17.5	the enforcement of any covenant or obligation of the Tenant under the Lease

17.6	complying with a Legal Obligation if the Tenant does not do so

18	INTEREST

Without prejudice to any other right or remedy of the Landlord, the Tenant shall pay to the Landlord interest on any Rent and VAT (if applicable) which is not paid to the Landlord on the date it is due (whether payment is formally demanded or not) and interest on any other sum which is not paid to the Landlord by the later of the date it is due and the date fourteen days after a demand for payment is made

19	INDEMNITY

The Tenant is responsible for, and shall indemnify and keep the Landlord indemnified against, all claims, demands, actions or proceedings made or brought and all losses, damages, costs, expenses and liabilities incurred, suffered or arising directly or indirectly in respect of or otherwise connected with:-

19.1	the use and occupation of the Premises

19.2	the state of repair and condition of the Premises (except to the extent (if any) caused by any act or default of the Landlord)

19.3	any act, default, omission or negligence of the Tenant or of any other person at the Premises with the express or implied authority of the Tenant or of anyone deriving title through the Tenant

19.4	any breach of any covenant or other provision of the Lease to be observed or performed by the Tenant

20	YIELDING UP

At the End of the Term the Tenant shall:-

(a)	remove all signs and tenant’s fixtures and fittings and furniture and effects making good any damage to the Premises so caused

(b)	remove any alterations or additions to the Premises if and to the extent requested by the Landlord making good any damage to the Premises so caused

(c)	replace with carpets of equal or better quality and appearance any fitted carpets provided by the Landlord at the commencement of the Term

(d)	yield up the Premises in a state and condition consistent with due compliance by the Tenant with its covenants and obligations under the Lease

PART FOUR: LANDLORD’S COVENANTS

21	QUIET ENJOYMENT

The Landlord covenants with the Tenant that it will permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord

22	REPAIR

The Landlord covenants with the Tenant that it will maintain the Building (excluding the Premises) the Common Parts, the Conduits and the Facilities in good and substantial repair and condition and will use its reasonable endeavours to provide the Services PROVIDED THAT the Landlord shall not incur any liability for any failure or interruption in any of the Services provided by the Landlord or for any damage injury or inconvenience to person or property arising from such failure or interruption due to mechanical breakdown failure or malfunction overhauling maintenance repair or replacement strikes labour disputes or shortages or any cause or circumstance beyond the control of the Landlord

23	INSURANCE

The Landlord covenants with the Tenant that it will insure the Building throughout the Term against loss or damage by fire and such other risks as the Landlord shall in its absolute discretion determine to the full value of the cost of rebuilding the same

PART FIVE: MISCELLANEOUS PROVISIONS

24	RECOVERY OF MONEY

In addition to any other remedy available to the Landlord all moneys due from the Tenant to the Landlord under the Lease may be recovered as if such moneys were reserved as rent

25	USER

The Landlord does not warrant that the Premises may lawfully be used for any purpose authorised under the Lease

26	EASEMENTS

26.1	The Tenant is not entitled to, and the Premises do not enjoy, any right of light or air which might restrict or interfere with the free use of any other property for building or any other purpose

26.2	The operation of Section 62 of the Law of Property Act 1925 is excluded from the Lease and the only rights granted with the Premises are those expressly granted in the Lease

27	EXERCISE OF RIGHTS OF ENTRY

A person exercising any right of entry granted or reserved under the Lease in order to carry out works must:-

(a)	give reasonable prior notice to the relevant Party (except in emergency)

(b)	exercise the right in a manner which causes as little damage and inconvenience as is practicable in the circumstances

(c)	make good any physical damage caused as soon as is reasonably practicable

28	LIABILITY

28.1	The Landlord is not responsible to the Tenant or to anyone in the Building with the Tenant’s express or implied authority for any accident, injury, damage or loss

28.2	The Landlord is not responsible for any accident, injury, damage or loss resulting or alleged to result from the negligence, act or omission of any tenant, employee, officer or agent of the Landlord or of any other person in the Building

29	COMPENSATION

Any statutory right of the Tenant to claim compensation from the Landlord whether on vacating the Premises or otherwise is excluded to the extent that the law allows

30	NOTICES

30.1	Any notice by one party (the sender) to another (the recipient) must be in writing

30.2	A notice is duly served if given by any means from time to time authorised by law including:-

(a)	if delivered to the recipient

(b)	if sent by first class registered or recorded delivery post addressed to the recipient

(c)	if sent by fax to the recipient

in each case at an authorised address

30.3	Any notice so served shall be deemed to have been received as follows:-

(a)	if delivered - on the day of delivery if delivered at least two hours before the close of business hours on a business day and in any other case on the next business day

(b)	if sent by post (otherwise than at a time when the sender is or ought reasonably to be aware of a disruption of the relevant postal service) - two business days after posting, exclusive of the day of posting

(c)	it sent by fax (unless the sender knows or ought reasonably to know that the transmission has failed or is incomplete) - at the time of transmission,

if received at least two hours before the close of business hours on a business day, and in any other case on the next business day

30.4	For the purposes of this clause:-

(a)	an authorised address means any of the following:

(i)	in the case of a company incorporated in England, Scotland or Wales its registered office

(ii)	in the case of an individual his address as stated in this deed or other address last known to the sender

(iii)	in the case of a partnership its principal place of business as stated in this deed or other principal place of business last known to the sender

(b)	a business day means any day except Saturday, Sunday or a bank or public holiday

(c)	business hours means the hours of 9:30 a.m. to 5:30 p.m. on a business day

PART SIX: FORFEITURE

31	RIGHT OF RE- ENTRY

The Landlord may forfeit the Lease by proceedings or by re-entering the Premises (or part of them as if re-entering the whole) if:

31.1	any Rent remains unpaid 21 days after it is due (whether formally demanded or not)

31.2	any covenant or stipulation in the Lease which is to be performed or observed by the Tenant is not performed or observed

31.3	the Tenant (or any one party included within the definition of the Tenant) or any guarantor for the Tenant becomes Insolvent (as defined in the next Clause)

32	INSOLVENCY

Insolvent means for the purposes of this part of the Lease:-

32.1	for a company:-

(a)	the appointment of a receiver, administrative receiver, liquidator or administrator

(b)	any proceedings in court (including the presentation of a petition) for the appointment of an administrator or liquidator

(c)	the making of a voluntary arrangement

(d)	any other analogous event from time to time in England and Wales or any other applicable jurisdiction but excluding a voluntary liquidation for the purpose of amalgamation

32.2	for an individual:

(a)	the appointment of a receiver or a trustee in bankruptcy

(b)	any proceedings in court (including the presentation of a petition) for a bankruptcy order

(c)	the making of an individual voluntary arrangement or deed of arrangement

(d)	any other analogous event from time to time in England and Wales or any other applicable jurisdiction

32.3	for a partnership:

(a)	the appointment of a receiver, liquidator or administrator

(b)	any proceedings in court (including the presentation of a petition) for the appointment of an administrator or liquidator

(c)	the making of a voluntary arrangement

(d)	any other analogous event from time to time in England and Wales or any other applicable jurisdiction

PART SEVEN: GUARANTEE

33	GUARANTOR’S OBLIGATIONS

33.1	The Guarantor covenants with the Landlord that during the Term (or until earlier release by operation of law or otherwise) the Tenant shall punctually pay the Rent and observe and perform the covenants and other provisions of the Lease, and in case of default the Guarantor will pay the Rent and observe and perform the covenants and other provisions of the Lease, and in case of default the Guarantor will pay the Rent and observe and perform the covenants and provisions in respect of which the Tenant is in default and make good to the Landlord on demand, and indemnify the Landlord against, all losses, damages, costs and expenses thereby arising or incurred by the Landlord

33.2	The liability of the Guarantor shall not be affected in any way by:

(a)	any neglect or forbearance of the Landlord in enforcing payment of Rent or observance or performance of the covenants and provisions of the Lease

(b)	any time or indulgence given to the Tenant by the Landlord

(c)	any refusal by the Landlord to accept Rent from the Tenant following a breach of covenant by the Tenant

(d)	any agreement with the Tenant, any licence or consent granted to the Tenant, or any variation in the terms of the Lease

(e)	the death of the Tenant (if an individual) or the dissolution of the Tenant (if a company), or the Tenant otherwise ceasing to exist

(f)	a surrender of part of the Premises, except that the Guarantor will have no liability in relation to the surrendered part in respect of any period following the date of surrender

(g)	any other act, matter or thing, or the release of any person, apart from the express release in writing of the Guarantor

33.3	If the Tenant is a company and is dissolved, or if the liquidator or the trustee in bankruptcy of the Tenant or the Crown disclaims the Lease, the Guarantor shall upon written notice from the Landlord given within twelve months after the date of dissolution or disclaimer accept a new lease of the Premises:-

(a)	for a term commencing on the date of dissolution or disclaimer and continuing for the residue then remaining unexpired of the Term at the Rent then payable under the Lease

(b)	subject to and with the benefit of the Lease if still subsisting

(c)	subject to the same covenants and provisions as in the Lease (without however requiring any other person to act as guarantor)

such new lease to take effect from the date of dissolution or disclaimer and to be granted at the cost of the Guarantor who shall execute and deliver to the Landlord a counterpart of it

PART EIGHT: CERTIFICATION, CONTRACTS (RIGHTS OF THIRD PARTIES) ACT, BREAK CLAUSE, EXCLUSION OF LANDLORD AND TENANT ACT 1954, LAND REGISTRATION ACT, DELIVERY

34	CERTIFICATION

34.1	It is hereby certified that there is no agreement for lease to which the Lease gives effect

34.2	This is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995

35	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless the Contracts (Rights of Third Parties) Act 1999 is expressly stated to apply, no person other than the Landlord or the Tenant may enforce any term of the Lease under that Act

36	BREAK CLAUSE

The Landlord or the Tenant may terminate this Lease on a Break Date by giving to the other not less than six months’ prior written notice and if such notice is given then on the expiry of the notice this Lease shall absolutely terminate and be of no further effect but such termination shall be without prejudice to the rights of either party in respect of any antecedent claim or breach of covenant or condition hereunder Provided That any notice served by the Tenant shall only take effect if the Tenant shall have paid all rent and other sums payable and demanded up to the relevant Break Date

37	EXCLUSION OF LANDLORD AND TENANT ACT 1954

37.1	In this clause:-

“Act” means the Landlord and Tenant Act 1954 as amended

“Order” means the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003

37.2	The Parties agree under the provisions of Section 38A (1) of the Act that the provisions of Sections 24 to 28 of the Act shall be excluded in relation to the tenancy hereby granted and the Parties acknowledge that a notice in the form set out in Schedule 1 to the Order was served on the Tenant by the Landlord and that a statutory declaration in the form set out in Schedule 2 of the Order was made by or on behalf of the Tenant on 24 February 2006.

38	LAND REGISTRATION ACT 2002

38.1	If this Lease should be registered at H M Land Registry under the Land Registration Act 2002 the Tenant will procure that the Tenant is registered as proprietor of this Lease as soon as reasonably possible after the date of this Lease and will deliver to the Landlord within 10 days of registration official copies of the registered title evidencing that the Tenant is registered proprietor of this Lease

38.2	The Tenant will procure that all rights granted or reserved by this Lease are properly noted against the affected titles

38.3	The Tenant shall lodge on behalf of the Landlord with the Tenant’s application to register this Lease any applications in Land Registry forms EX1 and EX1A required by the Landlord

38.4	After the expiry or sooner determination of the Term the Tenant shall take all steps open to the Tenant to close the Tenant’s registered title to this Lease and to remove all entries in the Landlord’s registered title relating to this Lease and the rights granted by it

39	DELIVERY

This deed remains undelivered until the date hereof

SCHEDULE 1 - RIGHTS

The Tenant and those deriving title through or otherwise authorised by the Tenant shall have the following rights in common with others during the Term (subject always to compliance with the Regulations):

1	at all times during normal business hours the right of access to and egress from the Premises on foot through the Common Parts and the right otherwise to use the Common Parts for the purposes for which they are intended

2	right to connect into and use (subject to the regulations of any appropriate Authority) Conduits for the supply of services and for drainage and such other conduits as may from time to time be available for connection to individual Units

3	right to connect into and use such Facilities as may from time to time be available for connection to individual Units

4	right of support and protection for the Premises from the remainder of the Building

5	right to park one private motor vehicle in the car park adjacent to the Building

SCHEDULE 2 - EXCEPTIONS AND RESERVATIONS

The following rights are excepted and reserved to the Landlord:-

1	all rights of support and protection afforded by the Premises

2	right to free and uninterrupted passage and running of water, drainage, gas, electricity, communication and other services by any Conduit or Facility forming part of the Retained Property in or passing through the Premises and the right to enter the Premises in order to inspect, clean, maintain, repair, renew, remove, divert or make connections with any Conduit or Facility or to install any new Conduit or Facility

3	all rights which the Tenant covenants to permit under part three of the Lease

SCHEDULE 3 - INCUMBRANCES

The matters referred to in the registers of title numbers MX165455 and AGL31684 at HM Land Registry

SCHEDULE 4 - REGULATIONS

1	Loading, unloading, delivery and despatch of goods is to be carried out only in the areas and by means of the entrances designated for such purposes and at the times stipulated by the Landlord

2	No unnecessary obstruction must be caused in any part of the Common Parts

3	No sound amplification equipment shall be used in a manner which is audible outside the Premises

4	Due precautions shall be taken to avoid water freezing in Conduits within the Premises

5	Fire escape doors and corridors are not to be obstructed nor used except in emergency

6	Vehicular traffic may only use service areas for loading and unloading at times stipulated by the Landlord and no parking in or obstruction of service areas is permitted: the Landlord reserves the right to remove or immobilise vehicles which do not comply with this regulation

7	The Premises are to be secured against intrusion when not in use

SCHEDULE 5 - SERVICES

1.	Provision of security

2.	Repair maintenance and cleansing of roadways and other external Common Parts

3.	External window cleaning bi-annually

4.	Provision of external lighting

EXECUTED AS A DEED BY
EALING STUDIOS
OPERATIONS LIMITED
acting by:

Director:	/S/ Jeremy Peltzer, Studio Director

EXECUTED AS A DEED BY
COVALENT GROUP LIMITED
acting by:

Director:	/s/ David Holloway, Managing Director